                                                                    Exhibit 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 No. 33-66426 filed on or about July 23, 1993, No. 333-09021 filed on July 26, 1996, and No. 333-23985 filed on March 26, 1997 of
Universal Electronics Inc. of our report dated January 22, 1999, appearing on page 27 of this Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS LLP

Costa Mesa, California
April 5, 1999



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